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                                                                    Exhibit (10)

                        CONVERTED SUMMIT BANCORPORATION
                               STOCK OPTION PLAN
                                       OF
                                SUMMIT BANCORP.


 I.   PURPOSE
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   The Converted Summit Bancorporation Stock Option Plan of Summit Bancorp.
 ("Plan") exists solely to enable individuals who, on the effective date of the merger ("Merger Date") of The Summit Bancorporation ("Bancorporation") with and into UJB Financial Corp. under the name "Summit Bancorp." (the "Company"), held outstanding stock options granted under the former Summit Bancorporation Stock Incentive Plan, as amended ("1984 Plan") and the Summit Bancorporation 1995 Directors Stock Option Plan ("Directors Plan") to exercise such options for Common Stock and to pay Common Stock of the Company to individuals who on the Merger Date held performance share units ("Units") granted under the 1984 Plan and elected to receive payment for the Units in Common Stock.


 II.  DEFINITIONS
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      The following terms shall have the meanings shown:
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      2.1    "Award" shall mean, collectively, Options and Units.

      2.2 "Award Recipient", as the context requires, is defined to be an individual holding an Award.

      2.3    "Board" shall mean the Board of Directors of the Company.

      2.4    "Committee" shall mean the Compensation Committee of the Board.

      2.5 "Common Stock" shall mean the common stock, par value $1.20 per share, of the Company.

      2.6    "Disability" shall mean,

             (a) pursuant to the 1984 PLAN: the inability of a Participant to perform the services normally rendered due to any physical or mental impairment which can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, which results in the Participant's termination of active employment.

             (b) pursuant to the DIRECTORS PLAN: the inability to perform the duties of a Director by reason of any medically determinable physical or mental impairment.

      2.7    "Fair Market Value" shall mean,

             (a) pursuant to the 1984 PLAN: with respect to a given day the average of the highest and lowest reported sales prices of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in
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                 such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

             (b) pursuant to the DIRECTORS PLAN: the average of the high and low sales prices per share of the Company's common stock, considered on a composite basis, as quoted by the one or more national securities exchanges in the United States on which the Common Stock is listed or to which it is admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the relevant date or, if no sales were made on such date, on the next preceding date on which sales of the Company's common stock were made.

      2.8 "Grant Letter" shall mean the letter from the Company to the Optionee granting Options under the Plan.

      2.9 "Incentive Stock Option" shall mean a right to purchase the Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     2.10 "Non-Qualified Stock Option" shall mean a right to purchase the Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in
                Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     2.11 "Options" shall mean the Incentive Stock Options and Non-Qualified Stock Options granted pursuant to the Grant Letters.

     2.12 "Optionee", as the context requires, is defined to be an individual holding an Option.

     2.13       "Retirement" shall mean

                (a) for the 1984 PLAN: a cessation of the employee-employer relationship between a Participant and the Company or one of its Subsidiaries if, at the time of such cessation, the Participant has both attained age 60 and completed 10 years of service with the Company or its Subsidiaries, but shall not include a cessation of the employee-employer relationship due to discharge, death or Disability.

                (b) for the DIRECTORS PLAN: mandatory retirement pursuant to any statute, regulation, by-law or Board Policy.

     2.14 "Subsidiary" shall mean any corporation of which the Company owns 50 percent or more of the total combined voting power of all classes of stock.

 III.   ADMINISTRATION
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   The Plan shall be administered by the Committee.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all Award Recipients and on their legal representatives and beneficiaries.
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 IV.    COMMON STOCK SUBJECT TO THE PLAN; ADJUSTMENTS
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        Common Stock delivered upon exercise of an Award may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, spin-off, split-up, exchange of shares, liquidation, reclassification, combination or other similar transaction, the number of shares of Common Stock subject to an Award and the exercise price of any Option shall be automatically adjusted to prevent dilution or enlargement of the Award.

 V.  MANNER OF OPTION EXERCISE
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     5.1 Notice and Payment. Options shall be exercised in whole or in part, by
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         delivery of a written notice of the intention to exercise the Option with respect to a specified number of shares to the Office of the Corporate Secretary of the Company at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066. Such notice must be accompanied by full payment of the option exercise price in the form of (i) cash,
         (ii) shares of Common Stock having a Fair Market Value equal to the aggregate option exercise price or (iii) a combination of (i) and (ii). Shares of Common Stock deliverable in connection with the exercise may not be released to the Optionee exercising the particular Option until all tax withholding obligations related to the exercise have been satisfied by such Optionee. The Committee may impose such limitations and prohibitions on the use of shares of Common Stock to exercise a converted Option originally granted under the 1984 Plan as it deems appropriate.

     5.2 An Optionee may exercise any Non-Qualified Stock Options granted under the Plan in any order regardless of the original date of grant of the Option or the existence of any other outstanding Option.

     5.3 Cashless Exercise of Options. Options may be exercised by delivery of
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         an irrevocable notice of exercise signed by the Optionee, accompanied by payment in full of the option exercise price by the Optionee's broker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Optionee's broker for the Optionee's account, provided that at the time of such exercise, such exercise would not subject the Optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Securities and Exchange Commission Rule 16b-3 or any other exemption from such liability.


 VI.    EXPIRATION AND EXERCISABILITY OF OPTIONS
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        Options shall expire on the date set forth in the relevant Grant Letter.
 An Option may be exercised in whole or in part at any time prior to its expiration date unless earlier terminated pursuant to Article VII.


 VII.   EFFECT OF TERMINATION OF EMPLOYMENT OR DIRECTORSHIP
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        7.1  Directors Plan.  Any unexercised and still exercisable portion of
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             Options granted under the Directors Plan shall terminate upon the earliest to occur of:

            (a) removal for cause, in which instance termination shall be immediate;

            (b) three months following the Optionee ceasing to serve as a
                Director for reason other than Retirement, Disability or death;

            (c) one year following the Optionee ceasing to serve as a Director because of Retirement, Disability or death.
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 7.2    1984 Plan. Any unexercised and still exercisable portion of Options
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        granted under the 1984 Plan shall terminate upon the earliest to occur of:

        (a) resignation or discharge, in which instance termination shall be immediate;

        (b) three months following the death of an Optionee (i) while an employee or (ii) following termination of employment due to Retirement, resignation with consent or Disability, provided that in no event shall an Incentive Stock Option be exercisable beyond the remaining term of the Option.;

        (c) for Incentive Stock Options, three months following termination of employment due to Retirement or resignation with consent, except as otherwise provided in Section 7.3, and provided that in no event shall an Incentive Stock Option be exercisable beyond the remaining term of the Option;

        (d) for Non-Qualified Stock Options, one year following termination of employment due to Retirement or resignation with consent, except as otherwise provided in Section 7.3 and provided that in no event shall a Non-Qualified Stock Option be exercisable beyond the remaining term of the Option;

        (e) one year following termination of employment due to Disability, except as otherwise provided in Section 7.3, and provided that in no event shall an Incentive Stock Option be exercisable beyond the remaining term of the Option.

 7.3    Forfeiture of Options All of an Optionee's Options granted under the
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        1984 Plan shall terminate if, following Retirement, Resignation with
        Consent or Disability, the Optionee has been found by the Committee to be directly or indirectly in competition with the Company or otherwise inimical to or not in the best interest of the Company.

 VIII.  UNITS
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 Units shall be paid in whole shares of Common Stock having a fair market value equal in the aggregate to the number of shares of Common Stock subject to the Units multiplied by $35.125. Shares of Common Stock deliverable in connection with the payment of Units may not be released until all tax withholding obligations arising in connection with the payment on Units have been satisfied by the holder of the Units.

 IX.    MISCELLANEOUS
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        9.1 Adherence to Company Policy.  The Award Recipient, by executing the
            ---------------------------
            acknowledgment copy of any Grant Letter issued pursuant to this Plan, agrees (1) not to disclose any trade or secret data or any other confidential information acquired while employed by the Company during employment or after termination of employment or retirement, (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (3) not to interfere with the employment of any other employee of the Company or a Subsidiary.

        9.2 Effectiveness Upon Acknowledgment.  No Option shall be exercisable
            ---------------------------------
            unless and until the Optionee has executed a counterpart of the Grant Letter for such Option. Execution by an Optionee of a counterpart of a Grant Letter shall constitute acceptance of all the terms and conditions of the Grant Letter and this Plan document.
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        9.3 No Rights as a Shareholder. An Award Recipient shall have no rights
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            as a shareholder with respect to any Common Stock covered by an
            Award until the date of issuance of a stock certificate for such Common Stock.

        9.4 No Right to Employment. Nothing in this Plan or in any Award
            ----------------------
            confers on any person any right to continue in the employ of or perform any services for the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

        9.5 No Transferability of Options. No Award under the Plan shall be
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            transferable by the recipient thereof other than by the laws of descent and distribution and may be exercised according to its terms and this Plan (a) only by the Award Recipient during his or her lifetime, (b) following the death of an Optionee, by the legal guardian, legal representative, heirs or devisees of the Optionee and (c) following the death of a holder of Units, by any beneficiaries designated in a writing by such holder prior to such holder's death, expressly for this purpose.

        9.6 Substitution of Options.  New options may be substituted for the
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            Options, to the extent then exercisable, granted under the Plan, or the Company's duties as to Options outstanding under the Plan may be assumed by a parent or subsidiary corporation of the Company, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new options or assuming the Company's duties as to such Options.

        9.7 General Restriction.  Any Award granted under this Plan shall be
            -------------------
            subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the issuance of Common Stock in satisfaction of an exercise thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

        9.8 Withholding Taxes.
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           (a) The Committee shall have the right to require Award Recipients who are current or former employees of Bancorporation or the Company to remit to the Company an amount of cash sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificates for shares of Common Stock under the Plan.

           (b) The Company shall have the right to withhold from payments made in cash to any Award Recipient who is a current or former employee of Bancorporation or the Company under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

           (c) Amounts to which the Company is entitled pursuant to 8.6(a) or
               (b), may be paid, at the election of the Award Recipient and with the approval of the Committee, either (i) in cash, (ii) withheld from the Award Recipient's salary (provided the Award Recipient is an employee of the Company at the time the amount is due) or any other payment then payable by the Company (or any other Subsidiary) to the Award Recipient, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the employee upon exercise of an Award, that have a fair market value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Company is required to withhold. An Award Recipient's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Company prior to the Tax Date with respect to the exercise of an Award, and, if the Award Recipient is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be delivered to the Company only during a window period of ten (10) days beginning on the third business day following the date of the public release of annual or quarterly financial information with respect to the Company.

           9.9 Investment Representation.  If the Committee determines that
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               such a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the optionee deliver to the Company at the time of any exercise of any Award, a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Award Recipient to acquire such shares of Common Stock.

          9.10 Non-Uniform Determinations.  The Committee's determinations
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               under this Plan need not be uniform and may be made by it
               selectively among persons who have received Awards under this Plan, whether or not such persons are similarly situated.